UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
October 28, 2015
F5 Networks, Inc.
(Exact name of registrant as specified in its charter)

Washington	000-26041	91-1714307

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

401 Elliott Avenue West
Seattle, WA	98119
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (206) 272-5555
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On October 28, 2015, F5 Networks, Inc. (the “Company”) announced that the Board of Directors of the Company appointed, effective October 23, 2015, Edward J. Eames as its Executive Vice President and Chief Operations Officer (“COO”).
Prior to becoming the Company’s COO, Mr. Eames served as the Company’s Executive Vice President of Business Operations from January 2001 and as its Vice President of Professional Services from October 2000 to January 2001. From September 1999 to October 2000, Mr. Eames served as Vice President of e-Business Services for International Business Machines Corporation. From June 1992 to September 1999, Mr. Eames served as the European Services Director and the Worldwide Vice President of Customer Service for Sequent Computer Systems, Inc., a manufacturer of high-end open systems. Mr. Eames holds a Higher National Diploma in Business Studies from Bristol Polytechnic and in 1994 completed the Senior Executive Program at the London Business School.
There are no arrangements or understandings pursuant to which Mr. Eames was selected as the Company’s COO. There are no family relationships among any of the Company’s directors, executive officers, and Mr. Eames. Mr. Eames has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
For additional information regarding Mr. Eames (including his participation in the Company’s executive compensation programs), please review the relevant disclosures in the Company’s last proxy statement filed with the Securities and Exchange Commission on January 16, 2015, which disclosure is incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F5 NETWORKS, INC. (Registrant)
Date: October 28, 2015	By:	/s/ Manuel Rivelo
Manuel Rivelo
President and Chief Executive Officer